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                                                                      EXHIBIT 22

                              FIRST AMENDMENT TO
                            STOCK RIGHTS AGREEMENT


     THIS AMENDMENT is made this 11th day of November, 1992, by and between ALLIED Mutual Insurance Company, ("Mutual") and ALLIED Group, Inc. ("AGI").

     WHEREAS, Mutual and AGI entered into a Stock Rights Agreement on July 5, 1990 (the "Agreement"); and

     WHEREAS, pursuant to a Plan of Stock Exchange whereby Mutual has exchanged 1,827,222 shares of AGI's common stock for 1,827,222 shares of AGI's 6 3/4% Series Preferred Stock, AGI and Mutual agreed to amend this Agreement; and

     WHEREAS, the parties desire that certain terms of the Agreement apply to the 6 3/4% Series Preferred Stock; and

     WHEREAS, the Coordinating Committee on October 30, 1992 and the Board of Directors of Mutual and AGI on November 2, 1992 approved and authorized the following amendments to the Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and for and in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. Each reference to "AGI Common Stock" in Sections 2.01 and 7.03 is hereby amended to read "AGI Common Stock and 6 3/4% Series Preferred Stock".

     2. Each reference to "AGI Common Stock" in Section 4.01, 4.02, 4.03, 4.04, 5.01 and 5.02 is hereby amended to read "AGI Common Stock and/or 6 3/4% Series Preferred Stock".

     3.   Amend Section 4.01 to add the following subsection:

          (e) Notwithstanding the foregoing, Mutual shall only be entitled to incidental registration rights for its AGI Common Stock if AGI is registering AGI Common Stock and incidental registration rights for its 6 3/4% Series Preferred Stock if AGI is registering AGI preferred stock.

     4. This amendment to the Agreement shall be effective as of November 2, 1992.

     5.   All other terms and conditions remain in full force and effect.


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     IN WITNESS WHEREOF,  the parties have caused this Amendment to be executed as of the day and year first above written.


ALLIED MUTUAL INSURANCE COMPANY         ALLIED GROUP, INC.


By: /s/ James D. Kirkpatrick            By: /s/ John E. Evans
   -------------------------------         ---------------------------------
   James D. Kirkpatrick                    John E. Evans
   President                               President


By: /s/ B. Rees Jones                   By: /s/ B. Rees Jones
   -------------------------------         ---------------------------------
   B. Rees Jones, Secretary                B. Rees Jones, Secretary